Exhibit 5.1

November 29, 2022

BurgerFi International, Inc.

200 West Cypress Creek Road, Suite 220

Fort Lauderdale, FL 33309

Re:	Form S-3 Registration Statement

Ladies and Gentlemen:

You have requested our opinion, as counsel to BurgerFi International, Inc., a Delaware corporation (the “Company”), with respect to certain matters in connection with the filing by the Company of a Shelf Registration Statement on Form S-3 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), being filed with the Commission on the date hereof (such registration statement as so amended, the “Registration Statement”), including a related prospectus filed with the Registration Statement (the “Prospectus”), relating to an unspecified number or amount of: (i) shares of common stock, par value $0.0001 per share, of the Company (“Common Stock”); (ii) one or more classes or series of shares of preferred stock, par value $0.0001 per share, of the Company (“Preferred Stock”); (iii) one or more series of debt securities of the Company (“Debt Securities”); (iv) warrants to purchase Common Stock, Preferred Stock, Debt Securities or other securities (“Warrants”); (v) rights to purchase Common Stock and/or any of the other securities offered by the Registration Statement (“Rights”); (vi) depositary shares, each of which would represent a fractional interest of a share of a particular series of Preferred Stock (“Depositary Shares”), (vii) units consisting of one or more shares of Common Stock, shares of Preferred Stock, Depositary Shares, Warrants or any combination of such securities (“Units”) and (viii) the Common Stock and other securities that may be issued upon the exercise of the Warrants or in connection with the Rights or Units, as applicable. The Common Stock, Preferred Stock, Debt Securities, Warrants, Rights, Depositary Shares and Units are referred to herein collectively as the “Securities.” The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the Prospectus contained therein and supplements to the prospectus (the “Prospectus Supplements”) and pursuant to Rule 415 under the Act.

The Debt Securities will be governed by an indenture (the “Indenture”), between the Company and an indenture trustee.

The Warrants will be evidenced by warrant certificates issued under one or more Warrant Agreements (each, a “Warrant Agreement”), each to be between the Company and a warrant agent identified therein (each, a “Warrant Agent”).

The Rights may be issued under one or more Rights Agreements (each, a “Rights Agreement”), each to be between the Company and a bank or trust company identified therein as rights agent (each, a “Rights Agent”).

The Depositary Shares may be issued under a separate deposit agreement (each, a “Deposit Agreement”) among the Company, a preferred stock depositary (each, a “Depositary”) and the holders of the Depositary Shares.

The Units may be issued under one or more unit certificates or other applicable agreement (each, a “Unit Agreement”), each to be between the Company and one or more unit agents identified therein (each, a “Unit Agent”).

Capitalized terms used herein but not defined herein have the meaning ascribed thereto in the Registration Statement.

In connection with this opinion, we have examined and relied upon the Registration Statement, the Prospectus, the Company’s Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws, each amended to date, and the originals or copies certified or otherwise identified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below, each of which we have assumed has been fully executed. As to factual matters material to the opinion expressed herein which were not independently established or verified, we have relied, to the extent we have deemed reasonably appropriate, upon statements and representations of officers or directors of the Company.

In rendering our opinion set forth below, we have assumed that (a) each document submitted to us is accurate and complete; (b) each such document that is an original is authentic; (c) each such document that is a copy conforms to an authentic original; (d) as to matters of fact, the truthfulness, accuracy and completeness of the information, representations and warranties of the Company made in the Registration Statement and in the records, documents, instruments, certificates and statements we have reviewed; (d) all signatures (other than signatures on behalf of the Company) on each such document are genuine; (e) the due execution and delivery of all documents (except that no such assumption is made as to the Company) where due execution and delivery are a prerequisite to the effectiveness thereof and (f) that there has been no undisclosed waiver of any right, remedy or provision contained in such documents. We have further assumed the legal capacity of natural persons, and we have assumed that each party to the documents we have examined or relied on has the legal capacity or authority and has satisfied all legal requirements that are applicable to that party to the extent necessary to make such documents enforceable against that party. We have also assumed that (i) at the time of execution, authentication, issuance and delivery of the Debt Securities, the Indenture will be the valid and legally binding obligation of the Trustee, (ii) at the time of execution, countersignature, issuance and delivery of any Warrants, each Warrant Agreement will be the valid and legally binding obligation of each Warrant Agent party thereto, (iii) at the time of execution, countersignature, issuance and delivery of any Rights, each Rights Agreement will be the valid and legally binding obligation of each Rights Agent party thereto, (iv) at the time of execution, countersignature, issuance and delivery of any Units, each Unit Agreement will be the valid and legally binding obligation of each Unit Agent party thereto and (v) at the time of execution, countersignature, issuance and delivery of any Depositary Shares, each Deposit Agreement will be the valid and legally binding obligation of each Depositary party thereto. We have not verified any of those assumptions.

In connection with the issuance of the Debt Securities, we have assumed further that (i) at the time of execution, authentication, issuance and delivery of the Debt Securities, each will have been duly authorized, executed and delivered by the Company, and (ii) the execution, delivery and performance by the Company of the Indenture and the Debt Securities will not violate the laws of any jurisdiction (provided that as to the laws of the State of Delaware and the federal laws of the United States we make no such assumption).

In connection with the issuance of Warrants, Units, Depositary Shares or Rights, we have assumed further that (i) at the time of execution, countersignature, issuance and delivery of any Warrant Agreement, Unit Agreement, Deposit Agreement or Rights Agreement, such Warrant Agreement, Unit Agreement, Deposit Agreement or Rights Agreement, as applicable, will have been duly authorized, executed and delivered by the Company, and (ii) the execution, delivery and performance by the Company of such Warrant Agreement, Unit Agreement, Deposit Agreement or Rights Agreement, as applicable, will not violate the laws of any jurisdiction (provided that as to the laws of the State of Delaware and the federal laws of the United States we make no such assumption).

We have further assumed that: (i) the Registration Statement and any amendments thereto will be effective under the Act, that no stop orders will have been issued by the Commission with respect to the Registration Statement and that the Registration Statement will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (ii) an appropriate Prospectus Supplement, free writing prospectus or term sheet relating to the Securities offered thereby will have been prepared and filed with the Commission in compliance with the Act and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) all Securities will be issued and sold in compliance with the applicable provisions of the Act, the Trust Indenture Act of 1939, as amended, and the securities or blue sky laws of various states and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (iv) any purchase, underwriting or similar agreement relating to Securities being offered will have been duly authorized, executed and delivered by the Company and the other parties thereto; and (v) in connection with the issuance of any Securities, an adequate number of authorized and unissued shares of Common Stock or Preferred Stock, as applicable, will be available for issuance under the Company’s Amended and Restated Certificate of Incorporation, as then in effect.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that:

(1)

With respect to the Common Stock, assuming (i) the taking by the board of directors of the Company of all necessary corporate action to authorize and approve the issuance of the Common Stock and (ii) the due issuance and delivery of the Common Stock upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement, or the Prospectus or a Prospectus Supplement approved by the board of directors of the Company, the Common Stock will be validly issued, fully paid and nonassessable.

(2)

With respect to the Preferred Stock, assuming (i) the taking by the board of directors of the Company of all necessary corporate action to authorize and approve the issuance and terms of the Preferred Stock and the terms of the offering thereof, (ii) the due filing of the applicable certificate of designation with the Delaware Secretary of State, setting forth the terms of such Preferred Stock and (iii) the due issuance and delivery of the Preferred Stock upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement, or the Prospectus or a Prospectus Supplement approved by the board of directors of the Company, the Preferred Stock will be validly issued, fully paid and nonassessable.

(3)

With respect to the Debt Securities, assuming (i) the taking of all necessary corporate or equivalent action to approve the issuance and terms of the Debt Securities, the terms of the offering thereof and related matters by the Board of Directors of the Company and (ii) the due execution, authentication, issuance and delivery of such Debt Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement, or the Prospectus or a Prospectus Supplement approved by the board of directors of the Company, and otherwise in accordance with the provisions of the Indenture, such Debt Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

(4)

With respect to the Warrants, assuming (i) the taking of all necessary corporate action by the board of directors of the Company to approve the execution and delivery of each Warrant Agreement and (ii) the due execution, countersignature, issuance and delivery of such Warrant Agreement upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement, or the Prospectus or a Prospectus Supplement approved by the board of directors of the Company and otherwise in accordance with the provisions of the applicable Warrant Agreement and any related agreements, such Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

(5)

With respect to the Rights, assuming (i) the taking of all necessary corporate action by the board of directors of the Company to approve the execution and delivery of each Rights Agreement and (ii) the due execution, countersignature, issuance and delivery of such Rights Agreement upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement, or the Prospectus or a Prospectus Supplement approved by the board of directors of the Company and otherwise in accordance with the provisions of the applicable Rights Agreement and any related agreements, such Rights will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

(6)

With respect to the Units, assuming (i) the taking of all necessary corporate action by the board of directors of the Company to approve the execution and delivery of each Unit Agreement and any Securities to be issued separately or as part of any such Unit Agreement and (ii) the due execution, countersignature, issuance and delivery of such Unit Agreement and any related pledge agreements upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement, or the Prospectus or a Prospectus Supplement approved by the board of directors of the Company and otherwise in accordance with the provisions of the applicable Unit Agreement and any related agreements, such Units will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their respective terms.

(7)

With respect to the Depositary Shares, assuming (i) the taking of all necessary corporate action by the board of directors of the Company to approve the execution and delivery of each Deposit Agreement and (ii) the due execution, countersignature, issuance and delivery of such Deposit Agreement upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement, or the Prospectus or a Prospectus Supplement approved by the board of directors of the Company and otherwise in accordance with the provisions of the applicable Deposit Agreement and any related agreements, such Depositary Shares will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their respective terms.

The opinions set forth above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws now or hereafter in effect relating to or affecting creditors’ rights generally, (ii) the effects of general equitable principles, whether enforcement is considered in a proceeding in equity or law, (iii) an implied covenant of good faith and fair dealing, (iv) the discretion of the court before which any proceeding for enforcement may be brought and (v) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to the public policy.

We express no opinion as to matters governed by any laws other than the corporate laws of the State of Delaware and the corporate laws of the State of New York, as in effect on the date hereof. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or any other facts that might change the opinion expressed or of any subsequent changes in applicable law.

Sincerely,

/s/ HOLLAND & KNIGHT LLP

HOLLAND & KNIGHT LLP